Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated October 19, 2015, in Amendment No. 4 to the Registration Statement (Form F-1 No. 333-205804) and related Prospectus of Ferrari N.V.

/s/ Reconta Ernst & Young S.p.A.

Turin, Italy

October 19, 2015